Exhibit 10.7

ENCORE CAPITAL GROUP, INC.
2017 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE
Encore Capital Group, Inc. (the “Company”) has granted to the participant listed below (“Participant”) the stock option (the “Option”) described in this Performance Non-Qualified Stock Option Grant Notice (the “Grant Notice”), subject to the terms and conditions of the Encore Capital Group, Inc. 2017 Incentive Award Plan (as amended from time to time, the “Plan”) and the Stock Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:	[Can be no later than 7th anniversary of Grant Date]
Vesting Commencement Date:
Vesting Schedule:	[To be specified in individual award agreements]
Type of Option

By accepting (whether in writing, electronically or otherwise) the Option, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

ENCORE CAPITAL GROUP, INC.	PARTICIPANT

By:	Name:
Name:
Title:

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Exhibit A

STOCK OPTION AGREEMENT
ARTICLE I.
GENERAL
1.1    Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3    Defined Terms. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan. In addition, for purposes of this Agreement:
(a)    [“Cause” is defined as (i) Participant’s failure to adhere to any written policy of the Company that is legal and generally applicable to employees or other Service Providers of the Company; (ii) Participant’s failure to substantially perform Participant’s duties, which failure amounts to a repeated and consistent neglect of Participant’s duties; (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted misappropriation) of any of the Company’s funds or property; (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, a crime of moral turpitude or any other crime with respect to which imprisonment is a possible punishment; (vi) conduct materially injurious to the Company’s reputation or business; or (vii) willful misconduct.]
(b)    “Disability” is defined as a disability as determined in accordance with the Company’s (or the applicable Subsidiary’s) long-term disability plan or program in effect on the date that the disability first occurs, or if no such plan or program is in effect on the date that the disability first occurs, then a disability as defined under Section 22(3)(3) of the Code.
(c)    [“Good Reason” is defined as any of the following reasons: (i) a material reduction in Participant’s base compensation; (ii) a material reduction in Participant’s authority, duties or responsibilities; (iii) a material reduction in the authority, duties or responsibilities of the person to whom you report; (iv) a material reduction in the budget over which Participant retain authority; or (v) a material change in the location at which Participant provides services for the Company (which is defined as any relocation by the Company of Participant’s employment or service to a location that is more than 35 miles from Participant’s present office location and is more than 35 miles from Participant’s primary residence at the time of such relocation, without Participant’s consent); provided, that in order to constitute “Good Reason”, (x) Participant must provide written notice of the “Good Reason” condition to the Company within 90 days after the initial existence of such condition, (y) the Company must not have cured such condition within 30 days of receipt of Participant’s written notice or it must have stated unequivocally in writing that it does not intend to attempt to cure such condition; and (z) Participant resigns from employment within 12 months following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.]
ARTICLE II.
PERIOD OF EXERCISABILITY

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2.1    Commencement of Exercisability.
(a)    The Option will vest and become exercisable as follows:
(i)    [[one-third] of the Shares subject to the Option shall vest and become exercisable on the later to occur of [_____] and the date on which the Administrator certifies in writing that the performance conditions set forth in Exhibit B (the “Performance Conditions”) have been satisfied[; and]
(ii)    an additional [one-third] of the Shares subject to the Option shall vest and become exercisable on the later to occur of [_____] and the date on which the Administrator certifies in writing that the Performance Conditions have been satisfied[; and]
(iii)    any remaining unvested Shares subject to the Option shall vest and become exercisable on the later to occur of [_____] and the date on which the Administrator certifies in writing that the Performance Conditions have been satisfied]. [Note: To be included only for performance-based options.]
[The Administrator shall determine and certify in writing whether the Performance Conditions have been satisfied. The Company shall notify Participant as soon as practicable following certification by the Administrator that the Performance Conditions have been satisfied.][Note: To be included only for performance-based options.]
(b)    In addition, if the Performance Conditions have been met as of the occurrence of a Change in Control (as defined in the Plan), then the Option will vest and become exercisable in full as of immediately prior to such Change in Control.
(c)    [In addition, in the event of (i) Participant’s termination of employment by the Company without Cause or Participant’s resignation of employment for Good Reason, in either case, within 60 days prior to a Change in Control or (ii) Participant’s Termination of Service as a result of Participant’s death or Disability and, in any case, the Performance Conditions have been met as of such termination, the Option will vest and become exercisable in full. In the event of a termination of employment without Cause or for Good Reason prior to a Change in Control, such accelerated vesting and exercisability will occur immediately prior to a Change in Control.][Note: Accelerated Vesting will be provided to employees at the level of Vice President and above (at the time of grant).]
(d)    Any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated.
(e)    Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, [except as provided in Section 2.1(c)(i) hereof,] the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason. [If Participant’s termination of employment by the Company without Cause or Participant’s resignation of employment for Good Reason, in either case, occurs prior to a Change in Control, then the then-unvested portion of the Option (if any) will remain outstanding and eligible to vest in accordance with Section 2.1(c) hereof if and only if a Change in Control occurs within 60 days following such termination of employment, and if a Change in Control does not occur within such 60-day period such unvested portion of the Option will immediately and automatically be forfeited upon the expiration of such 60-day period.][Note: to be included in agreements that contain accelerated vesting.] To the extent permitted by Applicable Law, the Administrator, in its sole discretion, may determine whether

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Participant’s service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be not treated as a Termination of Service for purposes of vesting to such extent, and as may be, provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to Participant, or as otherwise required by Applicable Law.
2.2    Duration of Exercisability. The vesting is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.
2.3    Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)    The final expiration date in the Grant Notice;
(b)    Except as the Administrator may otherwise approve, the Participant’s Termination of Service, in which case the Option shall terminate as follows:
(i)    if such termination constitutes or is attributable to a breach by Participant of an employment or consulting agreement with the Company or its parent or any Subsidiary, or if Participant is discharged or experiences a Termination of Service for Cause, then the Option shall terminate immediately on the date of such Termination of Service;
(ii)    if such termination is due to the Participant’s death or Disability, then the Option shall terminate on the one-year anniversary of the date of the death or Disability of Participant; or
(iii)    if such termination is for any other reason including Participant’s voluntary or involuntary Termination of Service (except for the reasons stated in Section 2.3(b)(i) above), then the Option shall terminate on the 90th day following the date of such Termination of Service; [or]
(c)     [As of [__________] if the Performance Conditions have not been satisfied as of such date; or][Note: To be included only for performance-based options.]
(d)    As of immediately prior to a Change in Control if the Performance Conditions have not been satisfied as of such Change in Control.
ARTICLE III.
EXERCISE OF OPTION
3.1    Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.
3.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.
3.3    Tax Withholding.

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(a)    The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Option in satisfaction any applicable withholding tax obligations. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.
(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
OTHER PROVISIONS
4.1    Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b‑3) that are

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requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.7    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
4.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
4.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
4.12    Incentive Stock Options. If the Option is designated as an Incentive Stock Option:
(a)    Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code. Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or disability, the Option will be taxed as a Non-Qualified Stock Option.
(b)    Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two years from the Grant Date or (b) within one year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

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Exhibit B

PERFORMANCE CONDITIONS

[At any time prior to [_____] the [20]-trading day average of the NASDAQ-reported closing price per share of the Company’s common stock plus the per-share value of accumulated reinvested dividends (assumed for purposes of this calculations to be reinvested on the ex-dividend date) exceeds $[__] per share.]

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